Exhibit 5.2

Harney Westwood & Riegels (Cayman) LLP 3rd Floor, Harbour Place 103 South Church Street, PO Box 11088 Grand Cayman KY1-1008, Cayman Islands Tel: +1 345 949 8599 Fax: +1 345 949 4451

15 September 2025

christopher.hall@harneys.com

george.weston@harney.com

067014.0001-CH-GYW

Viking Acquisition Corp I.

Harneys Fiduciary (Cayman) Limited

4th Floor, Harbour Place

103 South Church Street, P.O. Box 10240

Grand Cayman, KY1-1002, Cayman Islands

Dear Viking Acquisition Corp I.

Viking Acquisition Corp I. (Company)

We are lawyers qualified to practise in the Cayman Islands and have acted as Cayman Islands legal advisers to the Company in connection with the Company’s registration statement on Form S-1 to be filed with the Securities and Exchange Commission (Commission) on or about the date of this opinion (Registration Statement), relating to the registration of:

A.	20,000,000 units consisting of:

a.	one Class A Share (as defined below); and

b.	one-third (1/3) of one Warrant (as defined below),

upon the consummation of an initial business combination (Units);

B.	up to 3,000,000 Units, which may be issued upon exercise of an option granted to the underwriter(s) to cover over-allotments, if any, exercisable for a period of 45 days after the closing of the offering (Over-Allotment Units);

C.	all Class A Shares and all Warrants issued as part of the Units and the Over-Allotment Units; and

D.	all Class A Shares that may be issued upon the consummation of an initial business combination in respect of the Warrants included in the Units and the Over-Allotment Units,

in each case under the United States Securities Act of 1933, as amended (Securities Act) and pursuant to the terms of the Registration Statement. In this opinion Companies Act means the Companies Act, as amended, of the Cayman Islands.

Each whole warrant entitles the holder thereof to purchase one Class A Share at a price of $11.50 per Class A Share, subject to adjustment as described in the Registration Statement, with only whole warrants being exercisable (Warrants).

The Class A Shares underlying the Units and the Over-Allotment Units are referred to herein as the Unit Shares and the Class A Shares to be issued in accordance with the Warrants are referred to herein as the Warrant Shares.

We are furnishing this opinion as Exhibit 5.2 to the Registration Statement.

For the purposes of giving this opinion, we have examined the Documents (as defined in Schedule 1) which are all the documents which we consider necessary and appropriate for the matters set out in this legal opinion. We have not examined any other documents, official or corporate records or external or internal registers and have not undertaken or been instructed to undertake any further enquiry or due diligence in relation to the transaction which is the subject of this opinion.

In giving this opinion, we have relied upon the assumptions set out in Schedule 2 which we have not independently verified.

Based solely upon the foregoing examinations and assumptions and upon such searches as we have conducted and having regard to legal considerations which we deem relevant, and subject to the qualifications set out in Schedule 3, we are of the opinion that under the laws of the Cayman Islands:

1	Existence and Good Standing. The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands.

2	Capacity and Power. The delivery of the Registration Statement by the Company and the performance of its obligations thereunder are within the corporate capacity and power of the Company and have been duly authorised and approved by all necessary corporate action of the Company.

3	Authorised Share Capital. Based on our review of the Mem & Arts, the authorised share capital of the Company is US$ 22,100 divided into:

(a)	200,000,000 Class A ordinary shares of a par value of US$ 0.0001 each (Class A Shares);

(b)	20,000,000 Class B ordinary shares of a par value of US$ 0.0001 each (Class B Shares); and

(c)	1,000,000 Preference shares of a par value of US$ 0.0001 each (Preference Shares).

4	Issued Securities. As of the date of the Certificate of Incumbency (as defined in Schedule 1), the Company has:

(a)	0 Class A Shares;

(b)	7,666,667 Class B Shares; and

(c)	0 Preference Shares,

issued and outstanding.

5	Unit Shares. The Unit Shares to be issued by the Company as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Resolutions (as defined in Schedule 1), and when the name of the shareholder is entered in the register of members of the Company (Register of Members), the Unit Shares will be validly issued, allotted and fully paid and there will be no further obligation on the holder of any of the Unit Shares to make any further payment to the Company in respect of such Unit Shares.

6	Warrant Shares. The Warrant Shares to be issued by the Company as contemplated by the Registration Statement have been duly authorised and, when allotted, issued and fully paid for in accordance with the Resolutions, the terms of the Warrants, and when the name of the shareholder is entered in the Register of Members, the Warrant Shares will be validly issued, allotted and fully paid and there will be no further obligation on the holder of any of the Warrant Shares to make any further payment to the Company in respect of such Warrant Shares.

7	Cayman Islands Law. The statements under the caption “Taxation” in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects as at the date of this opinion and such statements constitute our opinion.

This opinion is confined to the matters expressly opined on herein and given on the basis of the laws of the Cayman Islands as they are in force and applied by the Cayman Islands courts at the date of this opinion. We have made no investigation of, and express no opinion on, the laws of any other jurisdiction. Except as specifically stated herein, we express no opinion as to matters of fact.

In connection with the above opinion, we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings, “Risks Relating our Securities”, “Certain Differences in Corporate Law” and “Legal Matters” and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion is limited to the matters referred to herein and shall not be construed as extending to any other matter or document not referred to herein.

This opinion shall be construed in accordance with the laws of the Cayman Islands.

Yours faithfully

Harney Westwood & Riegels (Cayman) LLP

SCHEDULE 1

List of Documents and Records Examined

1	The Certificate of Incorporation dated 22 May 2025.

2	The Memorandum and Articles of Association of the Company dated 24 July 2025 (Mem & Arts).

3	A Certificate of Incumbency in respect of the Company, issued by Harneys Fiduciary (Cayman) Limited on 30 July 2025, as Registered Office provider to the Company (Certificate of Incumbency).

4	A Certificate of Good Standing in respect of the Company issued by the Cayman Registrar of Companies dated 30 July 2025.

5	The Register of Writs and other Originating Process of the Grand Court of the Cayman Islands via the Court’s Digital System from the incorporation date of the Company to 15 September 2025.

6	A copy of the written resolutions of the directors of the Company dated 29 July 2025 (Resolutions).

Items 1 to 6 above are together referred to as the Corporate Documents.

7	A certificate dated 15 September 2025 provided by a director of the Company confirming certain matters to us which are relevant to our opinion (Director’s Certificate).

8	The Registration Statement.

1 to 8 above are collectively referred to in this opinion as the Documents.

Schedule 2

Assumptions

1	Validity under Foreign Laws. That:

(a)	all formalities required under any applicable laws (other than the laws of the Cayman Islands) have been complied with; and

(b)	no other matters arising under any foreign law will affect the views expressed in this opinion.

2	Authenticity of Documents. All original Documents are authentic, all signatures, initials and seals are genuine, all copies of Documents are true and correct copies and the Registration Statement conforms in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated.

3	Corporate Documents. All matters required by law to be recorded in the Corporate Documents are so recorded, and all corporate minutes, resolutions, certificates, documents and records which we have reviewed are accurate and complete, and all facts expressed in or implied thereby are accurate and complete.

4	Director’s Certificate. The contents of the Director’s Certificate are true and accurate as at the date of this opinion.

Schedule 3

Qualifications

1	Non-assessable. The term non-assessable means, with respect to shares in the Company, that a shareholder shall not, solely by virtue of its status as a shareholder, be liable for additional assessments or calls on the shares by the Company or its creditors (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

2	Foreign Statutes. We express no opinion in relation to provisions making reference to foreign statutes in the Registration Statement.

3	Good Standing. The Company shall be deemed to be in good standing at any time if all fees (including annual filing fees) and penalties under the Companies Act have been paid and the Registrar of Companies in the Cayman Islands has no knowledge that the Company is in default under the Companies Act.

VIKING ACQUISITION CORP I.

incorporated in the Cayman Islands

Company No. 423866

(Company)

DIRECTOR’s Certificate

I, the undersigned, being a director of the Company, am aware that you are being asked to provide an opinion letter (Opinion) in relation to the Registration Statement.

Unless otherwise defined herein, capitalised terms used in this certificate have the respective meanings given to them in the Opinion.

I hereby certify that:

1.	The Mem & Arts (as set out at Exhibit 2) remain in full force and effect.

2.	The Resolutions (as set out at Exhibit 1) were duly passed in the manner prescribed in the Mem & Arts and have not been amended, varied, or revoked in any respect.

3.	The authorised share capital of the Company is US$ 22,100 divided into:

a.	200,000,000 Class A Shares;

b.	20,000,000 Class B Shares; and

c.	1,000,000 Preference Shares.

4.	No share will be issued for a price which is lower than its par value, and the Company will have sufficient authorised but unissued shares to issue the Class A Shares underlying the Units and the Warrants.

5.	The shareholders of the Company (Shareholders) have not restricted the powers of the Directors in any way.

6.	The Directors at the date of the Resolutions and at the date of this certificate were and are as follows:

a.	Håkan Wohlin;

b.	Louis Jaffe; and

c.	Gilad Ottensoser.

7.	Prior to, at the time of, and immediately following the approval of the transactions contemplated by the Resolutions, the Company was, or will be, able to pay its debts as they fell, or fall, due and has entered, or will enter, into the transactions contemplated by the Resolutions for proper value and not with an intention to defraud or wilfully defeat an obligation owed to any creditor or with a view to giving a creditor a preference.

8.	Each Director considers the transactions contemplated by the Resolutions to be of commercial benefit to the Company and has acted in good faith in the best interests of the Company, and for a proper purpose of the Company, in relation to the transactions which are the subject of the Opinion.

9.	The Directors or Shareholders have not taken any steps to have the Company struck off or placed in liquidation, nor have any steps been taken to wind up the Company. Nor has any receiver been appointed over any of the Company’s property or assets.